Exhibit 4.02(a)

5(i)
ENTERGY CORPORATION

OFFICER’S CERTIFICATE
Steven C. McNeal, the Vice President and Treasurer of Entergy Corporation, a Delaware corporation (the “Company”), pursuant to the authority granted in the Board Resolutions of the Company dated August 27, 2010 and December 4, 2020, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture (For Unsecured Debt Securities) of the Company dated as of September 1, 2010 (the “Indenture”), as of March 2, 2021, that:
1.The Securities of the tenth series to be issued under the Indenture shall be designated “1.90% Senior Notes due June 15, 2028” (the “Senior Notes”). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.
2.The Senior Notes shall be issued by the Company in the initial aggregate principal amount of $650,000,000. As contemplated by the last paragraph of Section 301 of the Indenture, additional Senior Notes, without limitation as to amount, having the same terms as the Outstanding Senior Notes (except a different issue date and issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Senior Notes, and, if no interest has been paid, from March 5, 2021), may also be issued by the Company pursuant to the Indenture without the consent of the existing Holders of the Senior Notes. Such additional Senior Notes shall be part of the same series as the Outstanding Senior Notes.
3.The Senior Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on June 15, 2028.
4.The Senior Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto.
5.The principal of, and premium, if any, and each installment of interest on the Senior Notes shall be payable upon presentation of the Senior Notes at the office or agency of the Company in The City of New York; provided that payment of principal of, premium, if any, and each installment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that after payment of the Senior Notes in full, the Holders thereof shall promptly surrender such Senior Notes at the office or agency of the Company in The City of New York. Notices and demands to or upon the Company in respect of the Senior Notes and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints

Wells Fargo Bank, National Association as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The registration and registration of transfers and exchanges in respect of the Senior Notes may be effected at the Corporate Trust Office of the Trustee. The Trustee will initially be the Security Registrar and the Paying Agent for the Senior Notes.
6.The Senior Notes will be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof as provided in the form thereof set forth in Exhibit A hereto.
7.No service charge shall be made for the registration of transfer or exchange of the Senior Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.
8.If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Senior Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
(a)an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Senior Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Senior Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or
(b)an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Senior Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.
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9.The Eligible Obligations with respect to the Senior Notes will be Government Obligations.
10.So long as any Senior Notes remain Outstanding, the Company will comply with the following covenants in addition to those specified in Article Six of the Indenture:
Limitation on Liens.
So long as any Senior Notes remain Outstanding, the Company will not secure any Debt with a lien on any shares of the capital stock or other equity interests (including partnership interests or membership interests in a limited liability company) of any of its Significant Subsidiaries, which shares of capital stock or other equity interests the Company directly or indirectly owns from the date of the Indenture or thereafter, unless the Company equally and ratably secures all Senior Notes (or secures all Senior Notes on a priority basis). However, this restriction does not apply to or prevent:
(1)     (i) liens upon capital stock or other equity interests acquired after the date of the Indenture, directly or indirectly, by the Company to secure (A) the purchase price of such capital stock or other equity interests or (B) Debt incurred solely for the purpose of financing the acquisition of any such capital stock or other equity interests, (ii) liens existing on any such capital stock or other equity interests at the time of acquisition, and (iii) extensions, renewals or replacements of any of the foregoing, provided that in connection with clause (iii), the principal amount of Debt so secured shall be for the same or a lesser principal amount of the Debt secured by the lien and no such lien shall extend to or cover any capital stock or other equity interests other than the capital stock or other equity interests being acquired or to more than the same proportion of all shares of capital stock or other equity interests as was covered by the lien that was extended, renewed or replaced; or
(2)     attachment, judgment or other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and (i) the claims secured by the lien are being actively contested in good faith by appropriate proceedings or (ii) payment of the claims is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies.
Liens on any shares of the capital stock or other equity interests (including partnership interests or membership interests in a limited liability company) of any of the Significant Subsidiaries, other than liens described in (1) and (2) above, are referred to herein as “Restricted Liens.” The foregoing limitations do not apply to the extent that the Company creates any Restricted Liens to secure Debt that, together with all of the Company’s other Debt secured by Restricted Liens, does not at the time exceed 5% of the Consolidated Net Worth of the Company, as determined by the Company as of a month end not more than 90 days prior to the creation of the Restricted Lien.
For purposes of this covenant, the following terms shall be defined as follows:
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“Consolidated Net Worth” means the sum of the capital stock, excluding treasury stock and capital stock subscribed for and unissued, and surplus, including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus, accounts of the Company and its subsidiaries appearing on a consolidated balance sheet of the Company and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Company’s consolidated financial statements, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock or other equity interests and surplus of subsidiaries.
“Debt,” with respect to any Person, means (without duplication) all liabilities, obligations and indebtedness, contingent or otherwise, of such Person:
(1)    for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments;
(2)    to pay the deferred purchase price of property or services, other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due;
(3)    as lessee under leases, which shall have been or should be, in accordance with generally accepted accounting principles, recorded as finance leases;
(4)    under reimbursement agreements or similar agreements with respect to the issuance of letters of credit, other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business; and
(5)    to be liable for, or to pay for, as obligor, guarantor or otherwise, on the Debt of another Person.
“Domestic Regulated Utility Subsidiary” means a direct or indirect domestic subsidiary of the Company engaged in the generation, transmission or distribution of electricity or the transmission or distribution of natural gas that is regulated as to rates by the Federal Energy Regulatory Commission (or successor federal agency) or a state or local governmental body on a costofservice basis.
“lien” means, with respect to any asset, any mortgage, lien, pledge or security interest of any kind in respect of such asset.
“Significant Subsidiary” means any Domestic Regulated Utility Subsidiary: (1) the total assets (after intercompany eliminations) of which exceed 10% of total assets of the Company and the total assets of its subsidiaries or (2) the net worth of which exceeds 10% of the Consolidated Net Worth of the Company and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Company and its subsidiaries. In no event shall “Significant Subsidiary” include any entity that was a Domestic Regulated Utility Subsidiary on December
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31, 2020, and as of such date, (1) had total assets (after intercompany eliminations) which were 10% or less of the Company’s total assets and the total assets of the Company’s subsidiaries at such date or (2) had a net worth which was 10% or less of the Consolidated Net Worth of the Company and its subsidiaries at such date. As of December 31, 2020, “Significant Subsidiary” includes Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy Texas, Inc. and System Energy Resources, Inc.
“subsidiary” means any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other subsidiaries. For the purposes of this definition, “voting stock” means stock or other interests (including partnership or limited liability company interests) that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock or other interests has such voting power by reason of any contingency.
11.The Senior Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.
12.The Senior Notes shall be initially issued in global form registered in the name of Cede & Co. (as nominee of DTC, the initial securities depository for the Senior Notes; provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to act as depository for the global Senior Notes (DTC and any such successor depository, the “Depository”); beneficial interests in Senior Notes issued in global form may not be exchanged in whole or in part for individual certificated Senior Notes in definitive form, and no transfer of a global Senior Note in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Senior Notes or (B) has ceased to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and, in either case, a successor depository for such global Senior Notes has not been appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) if the Company, in its sole discretion, determines that the Senior Notes will no longer be represented by Senior Notes in global form or (iii) if an Event of Default with respect to the Senior Notes has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Senior Notes, will authenticate and deliver Senior Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Senior Notes representing such Senior Notes in exchange for such global Senior Notes, such definitive Senior Notes to be registered in the names provided by the Depository to the Trustee; each global Senior Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Senior Notes to be represented by such global Senior Note, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise
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pursuant to the Depository’s instructions and (iv) shall bear a legend restricting the transfer of such global Senior Note to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, payments made on account of, or transfers in respect of, beneficial ownership interests in a global Senior Note (all of which will be conducted pursuant to the customary procedures of the Depository) or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
13.(a)    The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Senior Notes and in respect of compliance with which this certificate is made;
(b)    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;
(c)    In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and
(d)     In the opinion of the undersigned, such conditions and covenants and conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Senior Notes requested in the accompanying Company Order No. 8, have been complied with.

[signature page follows]
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IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date set forth above.
/s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

EXHIBIT A
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Entergy Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-	CUSIP: 29364G AN3

[FORM OF FACE OF SENIOR NOTE]
ENTERGY CORPORATION
1.90% SENIOR NOTE DUE JUNE 15, 2028
Entergy Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________________________________________________________ or registered assigns, the principal sum of _______________________ Dollars on June 15, 2028, and to pay interest on said principal sum semi-annually on June 15 and December 15 of each year commencing December 15, 2021 (each an Interest Payment Date) at the rate of 1.90% per annum, until the principal hereof is paid or made available for payment and to pay interest on any overdue principal and, to the extent permitted by law, interest, at the rate then borne by the Securities of this series. Interest on the Securities of this series will accrue from, and include, March 5, 2021, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on (i) the Business Day next preceding such Interest Payment Date so long as the Securities are held by a securities depository in book-entry form, or (ii) if the Securities are not held by a securities depository in bookentry form, the 15th calendar day next preceding such Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture and on the reverse hereof.
Payment of the principal of, and premium, if any, and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, the principal of, and premium, if any, and interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided, further, that, after payment in full of this Security the Holder shall promptly surrender this Security at the office or agency of the Company in The City of New York, the State of New York.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENTERGY CORPORATION By:

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By:____________________________ Authorized Signatory

[FORM OF REVERSE OF SENIOR NOTE]
General.
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of September 1, 2010 (herein, together with any amendments thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
Optional Redemption.

At any time prior to April 15, 2028 (two months prior to the Stated Maturity) (the “Par Call Date”), the Securities of this series will be redeemable at the option of the Company prior to the Stated Maturity (each a “Redemption Date”), in whole or in part, at any time on not less than 30 nor more than 60 days’ notice prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series, it will pay a Redemption Price (the “Redemption Price”) equal to the greater of
(1) 100% of the principal amount of the Securities of this series being redeemed, or
(2) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on the Par Call Date of the principal amount of the Securities of this series being redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on the Securities of this series being redeemed to the Par Call Date (excluding the portion of any such interest accrued to the Redemption Date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360day year consisting of twelve 30day months) at the Adjusted Treasury Rate plus 15 basis points, plus, in each case, accrued and unpaid interest on the Securities of this series being redeemed to, but not including, the Redemption Date.
At any time on or after the Par Call Date, the Securities of this series will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ notice prior to the Redemption Date, at the Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.
“Adjusted Treasury Rate” means, with respect to any Redemption Date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities of this series (assuming, for this purpose, that the Securities of this series matured on the Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or
(2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series (assuming, for this purpose, that the Securities of this series matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series (assuming, for this purpose, that the Securities of this series matured on the Par Call Date).
“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time or, if any of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Reference Treasury Dealer” means (l) BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, or, in each case, an affiliate thereof, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such Redemption Date.
The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company’s calculation of any Redemption Price of the Securities of this series.
In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: “The Redemption Price of the Securities of this series to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Securities of this series, or (ii) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on the Par Call Date of the principal amount of the Securities of this series being redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on the Securities of this series being redeemed to the Par Call Date (excluding the portion of any such interest accrued to the Redemption Date), discounted (for purposes of determining such present values) to the Redemption Date on a semi-annual basis (assuming a 360day year consisting of twelve 30day months) at the Adjusted Treasury Rate plus 15 basis points.”
If less than all of the Securities of this series are to be redeemed consistent with the terms hereof, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series in a manner it deems fair and appropriate.
If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.
Upon payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer’s Certificate described above.

Events of Default.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 51401 of the New York General Obligations Law or any successor statute), except to the extent that the law of any other jurisdiction shall be mandatorily applicable.
Modification and Waivers.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the

Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
Authorized Denominations.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Defined Terms.

All terms used in this Security which are defined in Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.

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